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                                           Exhibit 4(b)

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                   AVCO FINANCIAL SERVICES, INC.



                               AND


                      [                   ]

                             Trustee



                       ___________________



                            INDENTURE


                       ___________________



                  Dated as of October 15, 1994


                       ___________________



                     SENIOR DEBT SECURITIES



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          INDENTURE, dated as of October 15, 1994, between AVCO FINANCIAL
SERVICES, INC., a Delaware corporation, having its principal office at 3349 Michelson Drive, Irvine, California 92715-1606 (the "Company"), and
                , as Trustee,
                                                       having its principal
corporate trust office at
(the "Trustee").


                            RECITALS OF THE COMPANY

          The Company is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of indebtedness therefor; and for its corporate purposes, the Company has determined to make and issue its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Securities by the Holders thereof and of the sum of One Dollar to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

I.   INCORPORATION BY REFERENCE

          Except as otherwise provided herein, Articles One through Twelve, other than clause (ii) of Section 11.02(d), of the Avco Financial Services, Inc. Standard Multiple-Series Indenture Provisions dated, and filed with the Securities and Exchange Commission on, May 11, 1984 (herein called the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set out herein.





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II.  ADDITIONAL PROVISIONS

          Each of the following provisions, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions:

          A. Section 1.01 of the Standard Provisions is amended (i) to add to the definition of "Trust Indenture Act" the phrase ", as amended by the Trust Indenture Reform Act of 1990 and" after the date "1939" in the first line of such definition; (ii) to add to the definition of "Officers' Certificate" the word "or" after the word "President" in the second line of such definition and to add the phrase "and by its" after the word "Presidents" in the third line of such definition; (iii) to add to the definition of "Outstanding" the phrase "and in the required currency or currency unit" after the word "amount" in the second line of paragraph (b) of such definition; (iv) to add to the definition of "Redemption Price" the phrase ", in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant to this Indenture," after the word "price" in the second line of such definition; (v) to amend the definition of "Business Day" to read in its entirety as follows:

          ""Business Day", when used with the name of a city means any day other than a day on which banking institutions in such city are authorized or required by law to close, and shall otherwise mean each day of the week which is not a day on which banking institutions at the place where any specified act pursuant to this Indenture is to occur are authorized or required by law to close."

and (vi) to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

          "Component Currency":  See Section 3.13(h) hereof.

          "Conversion Date":  See Section 3.13(d) hereof.

          "Conversion Event" means the cessation of (i) the use of a Foreign Currency by the government of the country which issued such currency and which is used for the settlement of transactions by public institutions of or within the international banking community, (ii) the use of the ECU both within the European Monetary System and which is used for the settlement of transactions by public institutions of or within the European Communities or (iii) the use of any currency unit (other than the ECU) for the purposes for which it was established.

          "Currency Determination Agent" means the New York Clearing House Bank, if any, from time to time selected by the Trustee for purposes of Section 3.13.





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          "Depositary" shall mean, unless otherwise specified by the Company pursuant to either Section 2.03 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation.

          "Dollar" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          "Dollar Equivalent of the Currency Unit":  See Section 3.13(g) hereof.

          "Dollar Equivalent of the Foreign Currency": See Section 3.13(f) hereof.

          "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

          "Election Date":  See Section 3.13(h) hereof.

          "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

          "European Monetary System" means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

          "Exchange Rate Officer's Certificate" means a telex or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar, Foreign Currency or currency unit amounts of principal, premium, if any, and interest, if any, respectively (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount pursuant to Section
3.02 in the relevant currency or currency unit), payable on the basis of such Market Exchange Rate, sent (in the case of a telex) or signed (in the case of a certificate) by the Treasurer or any Assistant Treasurer of the Company.

          "Foreign Currency" means a currency issued by the government of any country other than the United States.

          "Global Security" shall mean a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.





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          "Market Exchange Rate" means (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency the noon buying rate in the City of New York for cable transfers in such Foreign Currency as announced by the Federal Reserve Bank of New York for customs purposes and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York, London or any other principal market for Dollars or such purchased Foreign Currency. In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii) the Currency Determination Agent, if any, or, if there shall not be a Currency Determination Agent, then the Trustee, shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question, or such other quotations as the Currency Determination Agent, or the Trustee, as the case may be, shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if any, or, if there shall not be a Currency Determination Agent, then by the Trustee, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

          "Required Currency":  See Section 3.14 hereof.

          "Specified Amount":  See Section 3.13(h) hereof.

          "Valuation Date":  See Section 3.13(c) hereof.

 B.    Section 1.02 of the Standard Provisions is amended to add to such section

          (i) the parenthetical phrase "(including any covenants compliance with which constitutes a condition precedent)" following the words "precedent" in each of the fourth and sixth lines, respectively, of the first paragraph of such section; and





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          (ii)  the parenthetical phrase "(other than annual certificates provided pursuant to Section 12.06)" following the word "Indenture" in the second line of the second paragraph of such section.

          C. Section 1.04(a) of the Standard Provisions is amended to add the following language at the end thereof:

     "The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 9.01 of this Indenture prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date."

          D. Section 1.08 of the Standard Provisions is amended in its entirety to read as follows:

     "If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be."

          E. Section 2.01 of the Standard Provisions is amended to add the words "or forms" after the word "form" in the first sentence of such Section.

          F.    Article Two of the Standard Provisions is amended to add a new
Section 2.03, which reads in its entirety as follows:

          SECTION 2.03.  Securities Issuable in the Form of a Global Security.
     (a) If the Company shall establish pursuant to Section 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in





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     accordance with Section 3.03 and the Company Order delivered to the
     Trustee thereunder, authenticate and deliver such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

                (b) Notwithstanding any other provision of this Section 2.03 or of Section 3.05, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to another nominee of the Depositary for such Global Security, or to a successor Depositary for such Global Security selected or approved by the Company or to a nominee of such successor Depositary.

                (c) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, asamended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 3.01(m) shall no longer be effective with respect to such Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in





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     definitive form in aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security.

                (ii) The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form, in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series, in exchange for such Global Security or Securities.

                (iii) If specified by the Company pursuant to Section 3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to the Holders thereof.

                (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute, and the Trustee will authenticate and deliver, individual Securities in definitive form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall





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     instruct the Trustee.  The Trustee shall make available such Securities to the persons in whose names such Securities are so registered.

          G.    Section 3.01 of the Standard Provisions is amended (i) to add
Section 2.03 to the sections referred to in the parenthetical exception to paragraph (b) of Section 3.01; (ii) to add the phrase ", in the currency or currency unit in which the Securities of such series are payable," after the word "prices" in the fourth line of paragraph (g); (iii) to delete the symbol "$" before the number "1000" in the first line of paragraph (h); (iv) to add the phrase ", in the currency or currency unit in which the Securities of such series are denominated" after the word "thereof" in the second line of paragraph (h); (v) to delete the word "and" from the end of paragraph (l); (vi) to redesignate paragraph (m) as paragraph (q); and (vii) to add new paragraphs
(m), (n), (o) and (p) as follows:

                "(m) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities;

                (n) if other than Dollars, the coin or currency or currency unit in which payment of the principal of (and premium, if any) and interest on the Securities of the series shall be made or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in addition to or in lieu of the provisions of Section 3.13;

                (o) if the principal of (and premium, if any) or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency or currency unit other than that in which the Securities are denominated or stated to be payable, in addition to or in lieu of the provisions of Section 3.13, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which the Securities are denominated and the currency or currency unit in which the Securities are stated to be payable;

                (p) if the amount of payments of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to an index based on a coin or currency or currencies other than that in which the Securities are denominated or stated





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     to be payable, the manner in which such amounts shall be determined;
     and"

          H. Section 3.02 of the Standard Provisions is amended to add the phrase ", and shall be payable in Dollars" after the word "thereof" in the last sentence of such Section.

          I. Section 3.05 of the Standard Provisions is amended (i) to amend and restate the first sentence to read as follows:

                "Subject to Section 2.03, Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series and having the same terms of other authorized denominations.";

and (ii) to add the following paragraph at the end of such Section:

     "None of the Company, the Trustee, any Paying Agent or the Securities Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on an account of Beneficial Ownerships of interests of a Global Security or for maintaining, supervising or reviewing any records relating to such Beneficial Ownership interests."

          J. Article Three of the Standard Provisions is amended to add new Sections 3.13 and 3.14, which read in their entirety as follows:

          Section 3.13.  Currency and Manner of Payments in Respect of
Securities.

          (a) With respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series will be made in the currency or currency unit in which such Security is payable.

          (b) It may be provided pursuant to Section 3.01 with respect to the Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (and premium, if any) and interest, if any, on such Securities in any of the currencies or currency units which may be designated for such election by delivering to the Trustee a written election, to be in form and substance satisfactory to the Trustee, in its sole discretion, not later than the close of business on the





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     Election Date immediately preceding the applicable payment date.  If a
     Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change or election may be made with respect to payments to be made on any Security of such series with respect to which notice of redemption has been given by the Company pursuant to Article Four). Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in paragraph (a) of this Section 3.13.

          (c) If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01, then not later than the fourth Business Day after the Election Date for each payment date, the Trustee will deliver to the Company a written notice specifying, in the currency or currency unit in which each series of the Securities are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be made on such payment date, specifying the amounts so payable in respect of the Securities as to which the Holders of Securities denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above. If the election referred to in paragraph
     (b) above has been provided for pursuant to Section 3.01 and if at least one Holder has made such election, then, on the second Business Day preceding each payment date the Company will deliver to the Trustee an Exchange Rate Officer's Certificate in respect of the Dollar, Foreign Currency or currency unit payments to be made on such payment date. The Dollar, Foreign Currency or currency unit amount receivable by Holders of Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the "Valuation Date") immediately preceding each payment date.

          (d) If a Conversion Event occurs with respect to a Foreign Currency, the ECU or any other currency unit in which any of the Securities are denominated or





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     payable other than pursuant to an election provided for pursuant to paragraph (b) above then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency, the ECU or such other currency unit, as the case may be, occurring after the last date on which such Foreign Currency, the ECU or such other currency unit, as the case may be, was used (the "Conversion Date"), the Dollar shall be the currency of payment for use on each payment date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit as determined by the Currency Determination Agent, if any, or, if there shall not be a Currency Determination Agent, then by the Trustee, in the manner provided in paragraphs (f) or (g) below.

          (e) If the Holder of a Security denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected currency or currency unit, such Holder shall receive payment in the currency or currency unit in which payment would have been made in the absence of such election. If a Conversion Event occurs with respect to the currency or currency unit in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this
     Section 3.13.

          (f) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Currency Determination Agent, if any, or, if there shall not be a Currency Determination Agent, then by the Trustee, and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

          (g) The "Dollar Equivalent of the Currency Unit" shall be determined by the Currency Determination Agent, if any, or, if there shall not be a Currency Determination Agent, then by the Trustee, and, subject to the provisions of paragraph (h) below, shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.





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
          (h) For purposes of this Section 3.13 the following terms shall have the following meanings:

          A "Component Currency" shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit (including, but not limited to, the ECU).

          A "Specified Amount" of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit (including, but not limited to, the ECU) on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, each of whose Dollar equivalent at the Market Exchange Rate on the date of such replacement, shall be equal to the Dollar equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate on such date divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit (including, but not limited to, the ECU) a Conversion Event (other than any event referred to above in this definition of "Specified Amount") occurs with respect to any Component Currency of such currency unit, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

          "Election Date" shall mean the record date with respect to any payment date and with respect to the Maturity shall mean the record date (if within 16 or fewer days prior to the Maturity) immediately preceding





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
     the Maturity and with respect to any series of Securities whose record date immediately preceding the Maturity is more than 16 days prior to the Maturity of any series of Securities for which no record dates are provided with respect to interest payments, shall mean the date which is 16 days prior to the Maturity.

          All decisions and determinations of the Trustee or the Currency Determination Agent, if any, regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Securities denominated or payable in the relevant currency or currency units. In the event of a Conversion Event with respect to a Foreign Currency, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in
     Section 1.06 to the Holders) specifying the Conversion Date. In the event of a Conversion Event with respect to the ECU or any other currency unit in which Securities are denominated or payable, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in
     Section 1.06 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give notice to the Trustee. The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Company and the Currency Determination Agent, if any, and shall not otherwise have any duty or obligation to determine such information independently.

          Section 3.14. Payment To Be in Proper Currency. In the case of any Security denominated in any particular currency or currency unit (the "Required Currency"), subject to applicable law and except as otherwise provided herein, therein or in or pursuant to the related Board Resolution or supplemental indenture, the obligation of the Company to make any payment of principal, premium or interest thereon shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency or currency unit other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee's timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is made in other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such other currency or currency unit for the Required Currency. The costs and risks of any such exchange, including, without limitation, the risks of delay and exchange rate fluctuation, shall be borne solely by the Company, the Company shall be liable for any shortfall or delinquency in the full amount of the Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of the Required Currency then due and payable.

          K. Section 4.03 of the Standard Provisions is amended (i) to delete the symbol "$" before the number "1,000" in the ninth line of the first paragraph; (ii) to add the phrase "in the currency or currency unit in which the Securities of such series are denominated" after the number "1,000" in the ninth line of the first paragraph; and (iii) to amend and restate the last sentence of the first paragraph to read as follows:

          "The portions of the principal amount of Securities so selected for partial redemption shall be equal to 1,000 in the currency or currency unit in which the Securities of such series are denominated or any integral multiple thereof, except as otherwise set forth in the applicable form of Securities."

          L. Section 4.05 of the Standard Provisions is amended to read in its entirety as follows:

          "At least one Business Day prior to any Redemption Date with respect to the Securities of any series, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided Section
          12.03 hereof) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Section Section 3.13(b), 3.13(d) and 3.13(e) hereof) sufficient to pay the Redemption Price of, and accrued interest, if any, on, all Securities or portions thereof which are to be redeemed on the Redemption Date."

          M. Section 4.06 of the Standard Provisions is amended to add the phrase "in the currency or currency unit in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Section Section 3.13(b), 3.13(d) and 3.13(e) hereof)" after the word "Date" in the fourth line of the first paragraph of such Section.

          N. Section 5.03 of the Standard Provisions is amended (i) to add the phrase "in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Section Section 3.13(b), 3.13(d) and 3.13(e) hereof)" after the word "cash" in the sixth line of the first paragraph; (ii) to add the parenthetical phrase "(in the currency or currency unit described above)" (x) after the word "payments" in the fourteenth line of the first paragraph, (y) after the word "cash" in the eighteenth line of the first paragraph, and (z) after the word "cash" in the second line of the second paragraph; (iii) to add the phrase ", or its equivalent in the currency or currency unit described above" after the number "$100,000" in the third line of the second paragraph; (iv) to add the parenthetical phrase "(in the currency or currency unit described in the first paragraph of this Section 5.03)" (x) after the word "money" in the second line of the fourth paragraph, (y) after the word "cash" in the ninth line of the fifth paragraph, and (2) after the word "moneys" in each of the eleventh, thirteenth, seventeenth, and eighteenth lines, respectively, of the fifth paragraph of such Section; and (v) to add the following sentence at the end of the second paragraph:

          "The Trustee shall not convert any currency or currency unit in which the Securities of such series are payable for the purposes of such sinking fund application unless specifically requested to do so by the Company, and any such conversion agreed to by the Trustee in response to such request shall be for the account and at the expense of the Company and shall not affect the Company's obligation to pay the Holders in the currency or currency unit to which such Holder may be entitled."

          O. Section 6.01 of the Standard Provisions is amended (i) to add the phrase "in the currency or currency unit in which the Securities of such Series are denominated (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Section Section 3.13(b), 3.13(d) and 3.13(e) hereof)" after the word "amount" in the second line after paragraph (a)(ii)(C) of such Section; (ii) to add the phrase "and the obligations of the Company contained in Section 3.13(c) to deliver the Exchange Rate Officer's Certificate" after the word "hereof" in the third line of the last sentence of such Section; and (iii) to add the following language at the end of such Section:

          "Notwithstanding the satisfaction of the conditions set forth in this
          Section 6.01 with respect to all the Securities of any series not denominated in Dollars, upon the happening of any Conversion Event the Company shall be obligated to make the payments in Dollars required by Section 3.13(d) to the extent that the Trustee is unable to convert any Foreign Currency or currency unit in its possession pursuant to Section 6.01(a) into the Dollar Equivalent of the Foreign Currency or the Dollar Equivalent of the Currency Unit, as the case may be. The Trustee shall return to the Company any non- converted funds or securities in its possession after such payments have been made."

          P. Section 7.02 of the Standard Provisions is amended to add the phrase "in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Section Section 3.13(b), 3.13(d) and 3.13(e) and 8.07 hereof)" after the word "pay" in the second line of paragraph (a) of such Section.

          Q. Section 7.08 of the Standard Provisions is amended to add the phrase ", in the currency or currency unit herein prescribed," after the word "payment" in the third line of such Section.

          R. Article Seven of the Standard Provisions is amended to add a new Section 7.16, which reads in its entirety as follows:

          SECTION 7.16 Judgment Currency. If for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security, then such conversion shall be made at the Market Exchange Rate as in effect on the date the Company shall make payment to any Person in satisfaction of such judgment. If pursuant to any such judgment, conversion shall be made on a date other than the date payment is made and there shall occur a change between such Market Exchange Rate and the Market Exchange Rate as in effect on the date of payment, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the date of payment or distribution, is the amount then due hereunder or under such Security. Any amount due from the Company under this Section 7.16 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security at the Market Exchange Rate as in effect when payment is made than the amount of currency or currency unit stated to be due hereunder or under such Security so that in any event the Company's obligations hereunder or under such Security will be effectively maintained as obligations in such currency or currency unit, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion over the amount due and payable on the date of payment or distribution.

          S. Section 8.06 of the Standard Provisions is amended to add the phrase "Except as provided in Section 8.16," to the beginning of such Section.

          T. Section 8.07 of the Standard Provisions is amended to add the phrase "in Dollars" (i) after the word "compensation" in the second line of paragraph (a); (ii) after the word "Trustee" in the second line of paragraph
(b); and (iii) after the word "Trustee" in the first line of paragraph (c) of such Section.

          U. Section 8.08 of the Standard Provisions is amended to read in its entirety as follows:

     "The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded this Indenture with respect to Securities of any particular series of Securities other than that series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act."

          V. Section 8.09 of the Standard Provisions is amended to read in its entirety as follows:

     "There shall at all times be a Trustee hereunder for each series of Securities, which shall be at all times either

          (i) a corporation organized and doing business under the laws of the United States of America or of any State or territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, territory or District of Columbia authority, or

          (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $25,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eight. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder."

          W.    Section 8.10(d)(i) of the Standard Provisions is amended to:

     (i) delete the phrase "Subsection (a) of Section 8.08 hereof" after the word "with" in the second line thereof and to add the phrase in substitution for such deleted phrase "Section 310(b) of the Trust Indenture Act"; and

     (ii) to add immediately after the word "months" in the fifth line thereof the phrase ", unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act."

          X.    Section 8.13 of the Standard Provisions is hereby amended to:

          (i) substitute the word "three" for the word "four" in the third line of subsection (a) thereof;

          (ii) substitute the word "three" for the word "four" in the third line of subsection (a)(i) thereof;

          (iii) substitute the word "three" for the word "four" in the third line of subsection (a)(ii) thereof;

          (iv) substitute the word "three" for the word "four" in the third line of paragraph (2) thereof;

          (v) substitute the word "three" for the word "four" in the fourth and ninth lines, respectively, of paragraph (3) thereof;

          (vi) substitute the word "three" for the word "four" in the second line of the first full paragraph immediately after paragraph (4) thereof;

          (vii) substitute the word "three" for the word "four" in the second and sixth lines, respectively, of the first full paragraph on page 58 of the Indenture; and

          (viii) substitute the word "three" for the word "four" in subparagraphs (i) and (ii) of the first full paragraph on page 58 of the Indenture.

          Y. Article Eight of the Standard Provisions is amended to add new Sections 8.15 and 8.16, which read in their entirety as follows:

          SECTION 8.15   Other Matters Concerning the Trustee.

          (a)   At the date of this Indenture, the Corporate Trust Office of
     the Trustee is located at                                                .

          [(b)   Anything in Section 12.02 to the contrary notwithstanding, the office or agency of the Company in the Borough of Manhattan, The City of New York, where Securities of any series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served, shall initially be the corporate trust facility of the Trustee in the Borough of Manhattan, The City of New York, which at the order of this Indenture is located at
                         New York, New York.]

          Section 8.16.  Moneys of Different Currencies To Be Segregated.

          The Trustee shall segregate moneys, funds and accounts held by the Trustee hereunder in one currency (or currency unit) from any moneys, funds or accounts in any other currencies (or currency units), notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

          Z.    Section 9.03(a) of the Standard Provisions is amended to:

          (i) add the phrase "any of the following events which may have occurred during the twelve months preceding the date of such report (but if no such event has occurred within such period, no report need be transmitted)" immediately after the word "to" on the sixth line of subsection (a) of Section 9.03;

          (ii) add the phrase "any change to" immediately after (i) of Section 9.03(a)(i) and deleting the phrase "or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said
     Section 8.08 and Section 8.09, a written statement to such effect";

          (iii) add a new subsection (ii) thereto, which will read in its entirety as follows:

          "(ii) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;"

          (iv)  change subsection number "(ii)" to "(iii)";

          (v) change subsection numbers "(iii)" and "(iv)" to "(iv)" and "(v)", respectively, and add the phrase "any change to" immediately after such subsection numbers; and

          (vi) change subsection numbers "(v)" and "(vi)" to "(vi)" and "(vii)", respectively.

          AA.   Article Nine of the Standard Provisions is amended to add a new
Section 9.05, which reads in its entirety as follows:

          SECTION 9.05 Delivery of Reports by the Trustee. The date referred to in Section 9.03 hereof, 60 days after which the Trustee is required to transmit the reports referred to in such Section 9.03, shall be the first May 15 which occurs not less than 60 days following the first date of issuance of the Securities of any series under this Indenture.

          AB.   Section 11.02 of the Standard Provisions is amended to delete the phrase "or the coin or currency" after the word "payment" in the fourth line of paragraph (a) and to add the phrase in substitution for such deleted phrase "or the currency or currency unit."

          AC.   Section 12.01 of the Standard Provisions is amended to add the phrase ", in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Section Section 3.13(b), 3.13(d) and 3.13(e) hereof)," after the word "pay" in the first line of such Section.

          AD.   Section 12.03 of the Standard Provisions is amended (i) to add the phrase ", in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Section Section 3.13(b), 3.13(d) and 3.13(e) hereof)," after the word "sum" in the fourth line of the first paragraph; and (ii) to add the parenthetical phrase "(in the currency or currency unit described in the preceding paragraph)" after the word "sum" in the fourth line of the second paragraph of such Section.

          AE. Section 12.06(b) of the Standard Provisions is amended in its entirety to read as follows:

     "(b) file with the Trustee concurrently with the filing of the foregoing financial statements, a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture, and if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof (provided that, for purposes of this subsection (b), compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture);"

          IN WITNESS WHEREOF, AVCO FINANCIAL SERVICES, INC. has caused this Indenture to be signed in its corporate name by its Chairman of the Board, its President or a Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or an Assistant
Secretary; and             , in evidence of its acceptance of the trust
hereby created, has caused this Indenture to be signed in its corporate name by one of its authorized representatives, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries. Executed and delivered as of the day and year first above written.


                                            AVCO FINANCIAL SERVICES, INC.


                                            By:_________________________________
                                               Name:
                                               Title:


[SEAL]

ATTEST:


By:____________________________
   Name:
   Title:

                                            [               ]


                                            By:_________________________________
                                               Name:
                                               Title:

[SEAL]

ATTEST:


By:____________________________
   Name:
   Title:

STATE OF CALIFORNIA       )
                          :  ss.:
COUNTY OF ORANGE          )


          On the ___ day of ___________, 1994, before me personally came _____________________, to me known, who being by me duly sworn, did depose and say that he resides at ________________________________, that he is a
____________________ of AVCO FINANCIAL SERVICES, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                         _____________________________
                                 Notary Public
                      My Commission Expires _____________

[SEAL]



COMMONWEALTH OF PENNSYLVANIA  )
                              :  ss.:
COUNTY OF ALLEGHENY           )


          On the ___ day of ___________, 1994, before me personally came _____________________, to me known, who being by me duly sworn, did depose and say that he resides at ________________________________, that he/she is an
_________________________ of ___________________, one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


                         _____________________________
                                 Notary Public
                      My Commission Expires _____________

[SEAL]